Exhibit 99.1

Great Elm Capital Corp. Announces

FOurth Quarter AND FULL YEAR 2025 Financial Results AND NEW EXECUTIVE CHAIRMAN OF BOARD

Company to Host Conference Call and Webcast at 8:30 AM ET on March 3, 2026

Jason Reese Appointed as Executive Chairman of the Board of Directors, Succeeding Matthew Drapkin and Fortifying the Board’s Management Oversight

Mr. Drapkin Continues to Serve as Vice Chairman of Great Elm Group, Inc. - Remaining Engaged With GECC and Great Elm Capital Management, LLC, its Investment Adviser

Platform Strengthened with Seasoned Credit Investor Chris Croteau Hired as Head of Research

GECC’s Investment Adviser Waives All Accrued Incentive Fees as of December 31, 2025, Equating to Approximately $2.3 Million, or $0.16 Per Share, and 1Q 2026 Incentive Fees Waived as Well

GAAP NAV of $8.07 Per Share as of December 31, 2025

Pro Forma NAV of $8.23 Per Share as of December 31, 2025, Reflects Waived Incentive Fees Adjustment

Net Investment Income (“NII”) of $0.31 in 4Q 2025 Per Share Grew Over 50% Quarter-over-Quarter

Strong Liquidity Position with Approximately $5 Million of Cash and Equivalents, $50 Million of Revolving Credit Facility Availability, and Ample Liquid Assets as of December 31, 2025

Repurchased $18.7 Million of GECCO notes due June 2026 to Date Leaving $38.8 Million Outstanding as of February 27, 2026

Call Notice Issued for $20 Million of GECCO Notes to be Redeemed on March 31, 2026

Board Declares $0.30 Per Share Distribution for the First Quarter of 2026, Resulting in an Annualized Dividend Yield of 19.2% as of February 27, 2026

PALM BEACH GARDENS, Florida, March 2, 2026 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced both its financial results for the fourth quarter and full year ended December 31, 2025, and the appointment of Jason Reese as Executive Chairman of the Board of Directors.

Executive Chairman and Management Commentary

Jason Reese, Executive Chairman of the Board of Directors of the Company stated, “First, I would like to sincerely thank Matt Drapkin for his leadership and dedication to GECC during his tenure on the Board. It is important to note that Matt will continue in his role as Vice Chairman of GEG, working closely with me to create value for both GEG and GECC shareholders. His commitment to the Company has helped position GECC for its next chapter, and we appreciate his meaningful contribution and service.

I am honored to step into the role of Executive Chairman at GECC at this important time for the Company. GECC has a strong foundation, and I look forward to working closely with the Board and management team to build on that foundation with disciplined credit underwriting, active portfolio management, and a continued focus on long-term shareholder value.

The Manager's decision to waive all accrued and unpaid incentive fees through the first quarter of 2026 reflects a clear commitment to alignment with GECC shareholders. We believe this action underscores our focus on enhancing net asset value, improving earnings quality, and positioning GECC for sustainable performance going forward.

With decades of experience in credit investing and portfolio oversight, I am committed to bringing rigorous discipline, transparency, and accountability to GECC as we navigate today’s market environment and work to deliver attractive risk-adjusted returns for our investors.”

Matt Kaplan, GECC’s Chief Executive Officer, stated, “Our fourth quarter results reflected a challenging credit environment, including realized and unrealized losses in select positions. We proactively managed the portfolio during the quarter, exiting certain underperforming investments. We ended the period with ample liquidity, and less than 1% of investments on nonaccrual, positioning us to prudently deploy capital into cash-generating opportunities through our proprietary network. In addition, our portfolio had a significantly underweight allocation to software businesses, which represented approximately 6% of total investments at year end and less than 4% at February 27, with our largest software-related position representing less than 1% of the portfolio.

While capital deployment remained measured during the quarter, given historically tight spreads, we continued to expand our private credit pipeline, enhance portfolio credit quality, and further diversify the portfolio.

Finally, last week, we called $20 million of our GECCO notes for redemption on March 31, 2026. This further bolsters our balance sheet and positions us to strategically address the remaining balance of the notes.”

Recent Board Actions and Shareholder Returns

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GECC’s Board of Directors appointed Jason Reese as Executive Chairman effective today, succeeding Matthew Drapkin, to provide seasoned credit investment experience and active management oversight.
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Mr. Reese currently serves as Chairman and CEO of Great Elm Group, Inc. (NASDAQ: GEG), the parent of the Company’s investment adviser.
▪
Great Elm Capital Management, LLC (“GECM” or the “Investment Adviser”), GECC’s external investment adviser, waived all accrued incentive fees through March 31, 2026. As of December 31, 2025, there were approximately $2.3 million, or $0.16 per share, of accrued incentive fees recorded on GECC’s balance sheet.
▪
The Company’s Board of Directors approved a quarterly dividend of $0.30 per share for the first quarter of 2026, equating to a 19.2% annualized yield on GECC’s February 27, 2026, closing price of $6.26.
▪
In the fourth quarter of 2025, the GECC’s Board of Directors authorized a stock repurchase program, whereby the Company may opportunistically repurchase up to an aggregate of $10 million of its outstanding common shares.

Fourth Quarter and Recent Operating Highlights

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Total investment income (“TII”) for the quarter ended December 31, 2025, was $12.6 million, as compared to $10.6 million for the quarter ended September 30, 2025.
▪
GECC received $4.3 million of cash distributions from the CLO Formation JV, LLC (“CLO JV”) in the quarter ended December 31, 2025, as compared to $1.5 million in the quarter ended September 30, 2025.

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Additionally, in the first quarter through March 2, 2026, GECC received $2.5 million of cash distributions from the CLO JV.
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Net investment income (“NII”) for the quarter ended December 31, 2025, was $4.4 million, or $0.31 per share, as compared to $2.4 million, or $0.20 per share, for the quarter ended September 30, 2025.
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NII quarter-over-quarter growth in excess of 50% was primarily driven by increased cash income from investments.
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Net assets were $112.9 million, or $8.07 per share, as of December 31, 2025, as compared to $140.1 million, or $10.01 per share, as of September 30, 2025.
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Unrealized losses comprised more than half of the change in net assets.
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Pro forma net assets, reflecting solely the impact of the incentive fee waiver as approved by the Company’s Investment Adviser, were $115.2 million, or $8.23 per share, as of December 31, 2025.
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GECC’s asset coverage ratio was 158.1% as of December 31, 2025, as compared to 168.2% as of September 30, 2025.
▪
Pro forma asset coverage ratio was approximately 166.0% as of December 31, 2025, reflecting the impact of the incentive fee waiver and called GECCO notes.

Fourth Quarter and Other Recent Capital Activity

▪
In the fourth quarter of 2025, the Company repurchased approximately $18.5 million of the outstanding principal amount of its 5.875% senior notes due June 2026 (NASDAQ: GECCO) in open market transactions at prices at or below par, plus accrued interest.
▪
Furthermore, in the first quarter through February 27, 2026, GECC repurchased approximately $0.2 million of the outstanding principal amount of its GECCO notes at prices at or below par, plus accrued interest.
▪
Last week we issued a notice to call $20 million of GECCO notes on March 31, 2026, leaving less than $19 million outstanding as we exit 1Q 2026.

Full Year Commentary

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During 2025, the Company took steps to improve portfolio credit quality and earnings durability by exiting higher-risk investments, reducing payment-in-kind income as a percentage of total investment income, and ending the year with non-accruals below 1% of the portfolio.
▪
We also strengthened our investment platform during the year with the addition of Chris Croteau as Head of Research. Mr. Croteau brings over 25 years of credit experience and has played a key role in portfolio development and underwriting.

Financial Highlights – Per Share Data

	Q4/2024	Q1/2025	Q2/2025	Q3/2025	Q4/2025
Earnings Per Share (“EPS”)	$0.17	$0.04	$1.02	($1.79)	($1.57)
Net Investment Income (“NII”) Per Share	$0.20	$0.40	$0.51	$0.20	$0.31
Pre-Incentive Net Investment Income Per Share	$0.20	$0.50	$0.64	$0.20	$0.39
Net Realized and Unrealized Gains / (Losses) Per Share	($0.03)	($0.36)	$0.51	($1.98)	($1.88)
Net Asset Value Per Share at Period End	$11.79	$11.46	$12.10	$10.01	$8.07
Distributions Paid / Declared Per Share	$0.40	$0.37	$0.37	$0.37	$0.37

Portfolio and Investment Activity

As of December 31, 2025, GECC held total investments of $298.3 million at fair value, as follows:

•
67 debt investments in corporate credit, totaling approximately $178.2 million, representing 59.7% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
An investment in Great Elm Specialty Finance, totaling approximately $38.4 million, comprised of one debt investment of $25.3 million and one equity investment of $13.1 million, representing 8.5% and 4.4%, respectively, of the fair market value of the Company’s total investments.
•
CLO investments, totaling approximately $47.9 million, representing 16.1% of the fair market value of the Company’s total investments.
•
Five dividend-paying equity investments, totaling approximately $17.7 million, representing 5.9% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $16.1 million, representing 5.4% of the fair market value of the Company’s total investments.

As of December 31, 2025, the weighted average current yield on the Company’s debt portfolio was 11.7% (1). Floating rate instruments comprised approximately 74% of the fair market value of debt investments and the Company’s fixed rate debt investments had a weighted average maturity of 1.8 years.

During the quarter ended December 31, 2025, the Company deployed approximately $48.2 million into 32 investments (2) at a weighted average current yield of 8.1%.

During the quarter ended December 31, 2025, the Company monetized, in part or in full, 46 investments for approximately $49.1 million (3), at a weighted average current yield of 9.3%. Monetizations include $18.2 million of mandatory debt repayments and redemptions at a weighted average current yield of 6.9%.

Financial Review

Total investment income for the quarter ended December 31, 2025, was $12.6 million, or $0.90 per share. Total expenses for the quarter ended December 31, 2025, were approximately $8.2 million, or $0.58 per share, inclusive of excise tax expense.

Net realized and unrealized losses for the quarter ended December 31, 2025, were approximately $26.4 million, or $1.88 per share, with over 50% comprised of unrealized losses.

Liquidity and Capital Resources

As of December 31, 2025, cash and money market fund investments totaled approximately $5 million. In addition, GECC had $50.0 million of availability on its revolving line of credit (the “Revolver”) and approximately $11 million of liquid exchange-traded assets as of December 31, 2025.

As of December 31, 2025, total debt outstanding (par value) was $194.4 million, comprised of $39.0 million 5.875% senior notes due June 2026 (NASDAQ: GECCO), $56.5 million 8.50% senior notes due April 2029

(NASDAQ: GECCI), $41.4 million 8.125% senior notes due December 2029 (NASDAQ: GECCH), and $57.5 million 7.75% senior notes due December 2030 (NASDAQ: GECCG).

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.30 per share for the quarter ending March 31, 2026, to be paid from distributable earnings. The first quarter distribution will be payable on March 31, 2026, to stockholders of record as of March 16, 2026.

The distribution equates to a 19.2% annualized dividend yield on the Company’s closing market price on February 27, 2026, of $6.26, and a 14.9% annualized dividend yield on the Company’s December 31, 2025, NAV of $8.07 per share. The distribution equates to a 14.6% annualized dividend yield based on the Company’s pro forma NAV as of December 31, 2025, adjusted for the impact of the incentive fee waiver.

Stock Repurchase Program

In the fourth quarter of 2025, the Company’s Board of Directors authorized a stock repurchase program, whereby the Company may opportunistically repurchase up to an aggregate of $10 million of its outstanding common shares. The authorization represents approximately 11% of the Company’s market capitalization as of February 27, 2026.

Conference Call and Webcast

GECC will discuss these results in a conference call at 8:30 a.m. ET on March 3, 2026.

Conference Call Details

Date/Time: Tuesday, March 3, 2026 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Events and Presentations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “Events and Presentations” section of GECC’s website or by clicking on the webcast link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses and CLOs. For additional information, please visit http://www.greatelmcc.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements include statements regarding our future business plans and expectations. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. The key factors that could cause actual results to differ materially from those projected in the forward-looking statements include, without limitation: conditions in the credit markets, our expected financings and investments, including interest rate volatility, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Endnotes:

(1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date and excludes nine non-accrual investments with a fair value of $2.7 million as of December 31, 2025.

(2) This includes new deals, additional fundings (including those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $254,313 and $244,378, respectively)	$218,381	$240,958
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $32,803 and $8,448, respectively)	32,803	8,448
Affiliated investments, at fair value (amortized cost of $12,379 and $12,379, respectively)	-	-
Controlled investments, at fair value (amortized cost of $94,683 and $87,014, respectively)	79,887	83,304
Total investments	331,071	332,710

Cash and cash equivalents	1,834	-
Receivable for investments sold	3,215	5,065
Interest receivable	2,182	3,306
Dividends receivable	1,046	364
Due from portfolio company	-	32
Due from affiliates	218	160
Deferred financing costs	256	237
Prepaid expenses and other assets	953	154
Total assets	$340,775	$342,028

Liabilities
Notes payable (including unamortized discount of $5,064 and $5,705, respectively)	$189,319	$189,695
Payable for investments purchased	33,652	11,194
Interest payable	64	32
Accrued incentive fees payable	2,267	1,712
Distributions payable	-	577
Due to affiliates	1,475	1,385
Accrued expenses and other liabilities	1,052	1,320
Total liabilities	$227,829	$205,915

Commitments and contingencies (Note 7)

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 13,998,168 shares issued and outstanding and 11,544,415 shares issued and outstanding, respectively)	$140	$115
Additional paid-in capital	358,778	332,111
Accumulated losses	(245,972)	(196,113)
Total net assets	$112,946	$136,113
Total liabilities and net assets	$340,775	$342,028
Net asset value per share	$8.07	$11.79

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Year Ended December 31,
	2025	2024	2023
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$24,571	$24,619	$23,582
Non-affiliated, non-controlled investments (PIK)	3,080	3,026	2,281
Affiliated investments	-	64	128
Controlled investments	3,356	3,832	2,677
Controlled investments (PIK)	-	-	233
Total interest income	31,007	31,541	28,901
Dividend income from:
Non-affiliated, non-controlled investments	2,819	2,354	1,147
Controlled investments	13,824	4,571	2,331
Total dividend income	16,643	6,925	3,478
Other commitment fees from non-affiliated, non-controlled investments	-	700	3,075
Other income from:
Non-affiliated, non-controlled investments	2,164	157	264
Non-affiliated, non-controlled investments (PIK)	174	-	107
Total other income	2,338	157	371
Total investment income	$49,988	$39,323	$35,825

Expenses:
Management fees	$4,987	$4,456	$3,539
Incentive fees	3,742	2,580	3,132
Administration fees	1,619	1,376	1,522
Custody fees	134	147	81
Directors’ fees	213	211	205
Professional services	2,023	1,816	1,772
Interest expense	18,405	14,882	11,742
Other expenses	967	1,054	1,003
Total expenses	$32,090	$26,522	$22,996
Net investment income before taxes	$17,898	$12,801	$12,829
Excise tax	$579	$348	$287
Net investment income	$17,319	$12,453	$12,542

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$(5,285)	$2,500	$(1,246)
Affiliated investments	-	(626)	-
Controlled investments	-	-	(3,461)
Realized loss on repurchase of debt	(222)	(3)	-
Total net realized gain (loss)	(5,507)	1,871	(4,707)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	(32,515)	(7,129)	15,040
Affiliated investments	-	(22)	(226)
Controlled investments	(11,086)	(3,620)	2,684
Total net change in unrealized appreciation (depreciation)	(43,601)	(10,771)	17,498
Net realized and unrealized gains (losses)	$(49,108)	$(8,900)	$12,791
Net increase (decrease) in net assets resulting from operations	$(31,789)	$3,553	$25,333

Earnings per share (basic and diluted):	$(2.57)	$0.36	$3.33
Weighted average shares outstanding (basic and diluted):	12,360,314	9,844,014	7,601,958